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EXHIBIT (23)(b)
INDEPENDENT AUDITORS' CONSENT              Sprint Spectrum Holding Company, L.P.
We consent to the incorporation by reference in the Registration Statement
(Nos. 33-58488 and 333-65649) on Form S-3 and the Registration Statement (Nos. 33-44255, 33-38761, 33-31802, 2-97322, 2-71704, 33-59316, 33-59318, 33-59322,
33-59324, 33-59326, 33-59328, 33-53695, 33-57911, 33-59349, 33-65149, 33-25449,
333-42077, 333-46487, 333-46491, 333-68737, 333-68739, 333-68741 and 333-68795)
on Form S-8 of Sprint Corporation of our report dated February 2, 1999, on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries for each of the three years in the period ended December 31, 1998 appearing in the Annual Report on Form 10-K of Sprint Corporation for the year ended December 31, 1998.

                                          /s/ Deloitte & Touche LLP
                                          -------------------------------------
                                          Deloitte & Touche LLP

Kansas City, Missouri
March 5, 1999